Exhibit 3.2

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                         TELECORP-TRITEL HOLDING COMPANY

      It is hereby certified that:

      1. The name of the corporation (hereinafter called the "Corporation") is TeleCorp-Tritel Holding Company.

      2. Article FIRST is hereby amended to change the name of the Corporation to TeleCorp PCS, Inc. by striking out Article First thereof and by substituting in lieu of said Article the following new Article:

                                   "ARTICLE I

          The name of the Corporation is TeleCorp PCS, Inc."

      3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      4. This Certificate of Amendment of Certificate of Incorporation shall be effective as of 4:04 p.m., Eastern Standard Time, on November 13, 2000.

      Signed this 31st day of October, 2000.


                                          TELECORP-TRITEL HOLDING
                                          COMPANY

                                          /s/ Thomas H. Sullivan
                                          -----------------------------------
                                          By:  Thomas H. Sullivan
                                          Its: Executive Vice President